PARTICIPATION AGREEMENT
Between
Security Benefit Life Insurance Company
and
Ivy Funds Distributor, Inc.

THIS AGREEMENT, dated as of the ___ day of ________________, 2012, by and between Security Benefit Life Insurance Company, (the "Company"), a stock life insurance company organized under the laws of the State of Kansas, on its own behalf and on behalf of each segregated asset account of the Company currently in existence or hereafter created, as set forth on Schedule A hereto, which may be updated from time to time for the convenience of the parties, (each account hereinafter referred to as the “Account") and Ivy Funds Distributor, Inc. (the "Distributor"), a Florida corporation and distributor of the Ivy Funds (the “Trust”).

WHEREAS, the shares of beneficial interest/common stock of the Trust are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each a “Fund”); and

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and shares of the Funds are registered under the Securities Act of 1933, as amended (the "1933 Act") and sold to investors not limited to insurance company separate accounts; and

WHEREAS, the Distributor, which serves as distributor to the Funds, is duly registered as a broker dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”); and

WHEREAS, the Company has issued or will issue certain 402, 403(b), 408(a) and/or 457 variable annuity contracts supported wholly or partially by the Account (the "Contracts"), and said Contracts are listed in Schedule A hereto, which may be updated from time to time for the convenience of the parties; and

WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, the Company intends to purchase shares in the various Funds on behalf of the Account to fund the aforesaid Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the Company and the Distributor agree as follows:

ARTICLE I.  Sale of Fund Shares

1.1. Subject to Article IX hereof, the Distributor agrees to make available to the Company for purchase on behalf of the Account, shares of the Funds, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement.  Notwithstanding the foregoing, (i) the Funds in existence now or that may be established in the future will be made available to the Company only as the Distributor may so provide, and (ii) the Board of Trustees of the Funds (the "Board") may suspend or terminate the offering of shares of any Fund or class thereof, if such action is required by law

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or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Fund.

1.2. The Distributor shall redeem, at the Company's request, any full or fractional Fund shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement.  Notwithstanding the foregoing, the Distributor may delay redemption of Fund shares to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

1.3. Purchase and Redemption Procedures

(a) The Distributor hereby appoints the Company as an agent of the Funds for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Funds made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account.  Receipt and acceptance of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which the net asset value is calculated (a "Business Day") pursuant to the rules of the Securities and Exchange Commission (“SEC”), by the Company as such limited agent of the Fund prior to the time that the net asset value of the Funds is calculated as described from time to time in the Fund’s prospectus shall constitute receipt and acceptance by the Distributor on that same Business Day, provided that the Distributor receives notice of such request by 9:30 a.m. Eastern Time on the next following Business Day via the National Securities Clearing Corporation (“NSCC”).  All orders submitted by the Company are subject to acceptance or rejection by Distributor and/or the Fund, and Distributor and the Fund reserve the right to (i) not accept any order, or (ii) require that any redemption though the NSCC be settled outside the Fund/SERV system.  The Distributor will receive all orders to purchase and redeem Fund shares using the NSCC’s Defined Contribution Clearance & Settlement (“DCC&S”) platform.  Fund shares shall be purchased and redeemed on a net basis for such Accounts in such quantity and at such time determined by Company to correspond with investment instructions received by Company from Contract owners.

(b) The Company shall pay for shares of each Fund on the same Business Day that it notifies the Distributor of a purchase request for such shares via the NSCC’s Fund/SERV System.  Payment for Funds shares shall be made in federal funds transmitted to the Distributor or other designated person by wire to be received by 4:00 p.m. Eastern Time on the Business Day the Distributor,  is notified of the purchase request for Portfolio shares (unless the Distributor determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Funds effected pursuant to redemption requests tendered by the Company on behalf of the Account, or unless the Distributor on behalf of the Funds otherwise determines and so advises the Company to delay the date of payment, to the extent the Distributor may do so under the 1940 Act).  If federal funds are not received on time, such funds will be invested, and Fund shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Distributor’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Distributor based upon such purchase request.  Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Distributor.

(c) Payment for Fund shares redeemed by the Account or the Company shall be made by the Distributor in federal funds transmitted by wire to the Company or any other designated person by 4:00 p.m. Eastern Time on the same Business Day the Distributor is properly notified of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Funds in accordance with Section 1.3(b) of this Agreement), except that the Distributor reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then-current prospectus.

(d) Any purchase or redemption request for Fund shares held or to be held in the Company's general account shall be effected at the net asset value per share next determined after the Distributor’s receipt in proper form and acceptance of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Distributor in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund’s prospectus.

(e) If the Company is somehow prohibited from submitting purchase and settlement instructions to the Distributor for Fund shares via the NSCC’s DCC&S platform, the following shall apply to this Section:

The Distributor agrees to sell the Company those shares of the Funds which Company orders on behalf of any Account, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by Distributor or its designee.  For purposes of this Section, the Company shall be the designee of the Distributor for the receipt of such orders from the Account and receipt by such designee shall constitute receipt by Distributor; provided that Distributor receives notice of such order by 8:00 a.m. Eastern Time on the next following Business Day.  The Company shall pay for Fund shares by the scheduled close of federal funds transmissions on the same Business Day it places an order to purchase Fund shares in accordance with this Section.  Payment shall be in federal funds transmitted by wire to the Distributor’s designated custodian.

1.4. The Distributor shall use its best efforts to make the net asset value per share for each Fund available to the Company by 6:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Fund is calculated, and shall calculate such net asset value in accordance with the Fund's prospectus.  If the Distributor provides the Company with materially incorrect share net asset value information, the Company on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value.  Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery.    In the event that any such material error is the result of the gross negligence of Distributor or the Fund, or its designated agent for calculating the net asset value, any reasonable administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at the Distributor’s expense.  The Company agrees to use its best efforts to minimize any costs incurred under this paragraph and shall provide Distributor with acceptable documentation of any such costs incurred.

1.5. The Distributor shall use its best efforts to furnish notice (via email, fax or Mutual Fund Profile System) to the Company of any income dividends or capital gain distributions payable on any Portfolio Shares by the record date, but in no event later than 6:00 p.m. Eastern Time on the ex-dividend date. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Fund shares in the form of additional shares of that Fund.  The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash.  The Distributor shall notify the Company promptly of the number of Fund shares so issued as payment of such dividends and distributions.

1.6. Issuance and transfer of Fund shares shall be by book entry only.  Share certificates will not be issued to the Company or the Account.  Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

1.7           Upon Distributor’s request, Company shall provide copies of historical records relating to transactions between the Funds and Contract owners investing in such Funds, written communications regarding the Funds to or from such persons, and other materials, in each case, as may reasonably be requested to enable Distributor or any other designated entity, including without limitation, auditors, investment advisers, or the transfer agent of the Funds to monitor and review  the services being provided under this Agreement, or to comply with any request of a governmental body or self-regulatory organization.  Company also agrees that Company will permit Distributor or the Funds, or any duly designated representative to have reasonable access to Company’s personnel and records in order to facilitate the monitoring of the quality of the services being provided under this Agreement.

1.8         (a)           The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other investors, including retail investors and other insurance companies and the cash value of the Contracts may be invested in other investment companies.  This text is hidden, do not remove

(b) The Company shall not, without prior notice to the Distributor (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

(c) The Company shall not, without prior notice to the Distributor (unless otherwise required by applicable law), induce Contract owners to change or modify the Fund or change the Fund's investment adviser.

(d) The Company shall not, without prior notice to the Distributor, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board.

1.9           To the extent Company is required to do so under applicable law, Company shall provide full disclosure to the Contract owner of all material facts relating to the issuance of the Contract and act in good faith, fairly, and in compliance with applicable laws, rules, regulations and commercial standards.

1.10           Company shall not transmit any order for the purchase of shares on behalf of any underlying purchaser with a non-U.S. address.

ARTICLE II.  Representations and Warranties

2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act.  The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws.  The Company further represents and warrants that (a) it is an insurance company duly organized and in good standing under applicable law, (b) no additional consent or authorization of, filing with, or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement and (c) it has legally and validly established the Account as a segregated asset account under Kansas insurance laws, and that it (A) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (B) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.  The Company further represents and warrants that it and its agents shall make no representations concerning the Funds or Fund shares except those contained in the  Funds’ then current prospectuses, Statement of Additional Information (“SAI) or other documents produced by Distributor (or an entity on its behalf) which contain information about the Funds.

2.2           The Company acknowledges that the Funds are not insurance dedicated funds for purposes of Section 817(h) of the Internal Revenue Code, and agrees to take on all responsibility with respect to the tax qualification of the Contracts as annuity contracts for federal tax purposes.

2.3           The Distributor represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Trust is and shall remain registered under the 1940 Act.  The Distributor shall amend the registration statement for the shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares.  The Distributer shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.  The sale of Fund shares is not limited exclusively to insurance company separate accounts.

2.4           The Distributer represents and warrants that it is registered as a broker dealer with the SEC and that it does and will comply in all material respects with the 1934 Act.

2.5           The Distributer represents and warrants that all of its trustees/directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Funds are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company as determined by the Distributor.

2.6            The Distributor represents it has the requisite authority to enter into this Agreement and to act on behalf of the Funds to the extent necessary under the provisions of the Agreement.

2.7           The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million.  The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

ARTICLE III.  Prospectuses and Proxy Statements; Voting

3.1. The Distributor shall provide the Company with as many printed copies of the current prospectus, current SAI, supplements, proxy statements, and annual or semi-annual reports of each Fund (for distribution to Contract owners with value allocated to such Funds) as the Company may reasonably request, with expenses to be borne in accordance with Schedule B hereof.  If requested by the Company in lieu thereof, the Distributor shall provide such documents (including a print-ready PDF, or an electronic copy of the documents in a format suitable for printing and posting on the Company’s website, all as the Company may reasonably request) and such other assistance as is reasonably necessary in order for the Company to have prospectuses, SAIs, supplements and annual or semi-annual reports for the Contracts and the Funds printed together in a single document or posted on the Company’s web-site or printed individually by the Company if it so chooses.

3.2. The Distributor shall provide the Company with information from the prospectus regarding the Fund’s expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract.  The Company agrees that it will use such information substantially in the form provided.  The Company shall provide the Distributor with prior written notice of any proposed modification of such information, which notice will describe the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Distributor, which consent shall not be unreasonably withheld.

3.3. So long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or to the extent otherwise required by law, the Company shall, at the Company’s option, follow one of the two methods described below to provide pass-through voting privileges to contract owners:

(a)           Provide a list of Contract owners with value allocated to a Fund as of the record date to the Distributor or its agent in order to permit the Distributor to send solicitation material and gather voting instructions from Contract owners on behalf of the Company.  The Company shall also provide such other information to the Distributor as is reasonably necessary in order for the Distributor to properly tabulate votes for Fund initiated proxies.  In the event that the Company chooses this option, the Distributor shall be responsible for properly “echo voting” shares of a Fund for which no voting instructions have been received.

(b)           Solicit voting instructions from Contract holders itself and vote shares of the Portfolio in accordance with instructions received from Contract holders.  The Company shall vote the shares of the Funds for which no instructions have been received in the same proportion as shares of the Fund for which instructions have been received.

3.5.       The Company reserves the right to vote Fund shares held in its general account in its own right, to the extent permitted by applicable laws.

3.6           If the Distributor and the Company agree to distribute Fund summary prospectuses to  Contract owners pursuant to Rule 498 of the 1933 Act, as set forth in Schedule C of this Agreement, then each party to the Agreement represents and warrants that  it complies with the requirements of Rule 498 and applicable SEC guidance regarding Rule 498 in connection therewith, and that it maintains policies and procedures reasonably designed to ensure that it can meet its obligations in connection with Fund summary prospectuses. The parties agree to comply with the terms included in the attached Schedule C as of the effective date of this Agreement.

ARTICLE IV.  Sales Material and Information

4.1. The Company shall furnish, or shall cause to be furnished, to the Distributor or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Trust (or a Fund thereof) or the Distributor is named.  No such material shall be used until submitted and approved by the Distributor or its designee, and the Distributor will use its best efforts for it or its designee to review such sales literature or promotional material within ten (10) Business Days after receipt of such material.  Materials not approved or disapproved within ten (10) Business Days shall be deemed approved.  The Distributor or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Trust (or a Fund thereof) or the Distributor is named, and no such material shall be used if the Distributor or its designee so objects.  The Company shall be responsible for final written approval and recordkeeping of such advertising and literature, and for filing such material with FINRA or any other applicable regulatory body, if required.

4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Distributor in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Distributor or its designee, except with the written permission of the Distributor or its designee.

4.3. The Distributor, or its designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or the Account, is named.  No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within five (5) Business Days after receipt of such material.  Materials not approved or disapproved within five (5) Business Days shall be deemed approved.  The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

4.4. The Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5. Upon request, the Distributor will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, annual and semiannual reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Funds or their shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

4.6. Upon request, the Company will provide to the Distributor at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, annual and semi-annual reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities.  The Company shall provide to the Distributor any complaints received from the Contract owners pertaining to the Trust or a Fund.

4.7. The Distributor will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Fund, and notice as promptly as possible following any material change in the Fund's registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account.  The Distributor will work with the Company so as to facilitate the solicitation of proxies from Contract owners.

ARTICLE V.  Fees and Expenses

5.1. The Distributor shall pay no fee or other compensation to the Company under this Agreement, except that if the Trust or any Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Fund may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Distributor in writing.

5.2. All expenses incident to performance by the parties under this Agreement shall be paid in accordance with Schedule B hereof.

ARTICLE VI.  Qualification

The Distributor represents and warrants that the Funds are or will be qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code,”) and that it will maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company promptly upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

ARTICLE VII.  Indemnification

7.1. Indemnification by the Company

7.1(a).           The Company agrees to indemnify and hold harmless the Distributor and its trustees/directors and officers, and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act or who is under common control with the Distributor (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Distributor for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts, or

(ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Funds not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts, or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

7.1(b).           The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

7.1(c).           The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action.  The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.  After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.1(d).           The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

7.2. Indemnification by the Distributor

7.2(a).           The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations by or on behalf of the Distributor (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Distributor) or wrongful conduct of the Distributor or the Fund with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Distributor; or

(iv) arise as a result of any failure by the Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v) arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Distributor;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

7.2(b).           The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

7.2(c).           The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Party, the Distributor will be entitled to participate, at its own expense, in the defense thereof.  The Distributor also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.  After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.2(d).           The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE VIII.  Applicable Law

8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Kansas, without regard to the conflict of laws provisions thereof.

8.2. This Agreement shall be subject to the provisions of the 1933 and 1940 Acts as well as the Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX.  Termination

9.1. This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party, for any reason with respect to some or all Funds, by three (3) months advance written notice delivered to the other parties; or

(b)
termination by the Company by written notice to the other parties based upon the Company's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

(c)
termination by the Company by written notice to the other parties in the event any of the Fund’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)
termination by the Distributor by written notice to the Company in the event that formal administrative proceedings are instituted against the Company by the Financial Industry Regulatory Authority (the “FINRA”), the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Funds’ shares; provided, however, that the Distributor determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)
termination by the Company by written notice to the other parties in the event that formal administrative proceedings are instituted against the Fund or Distributor by the SEC or any state securities department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Distributor to perform its obligations under this Agreement; or

(f)
termination by the Company by written notice to the other parties in the event that any Fund ceases to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, and the disqualification is not cured within the period permitted for such cure, or if the Company reasonably believes that any such Fund may fail to so qualify and be unable to cure such disqualification within the period permitted for such cure; or

(g)
termination by the Distributor by written notice to the Company, if the Distributor shall determine, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)
termination by the Company by written notice to the other parties, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund or the Distributor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i)
termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Fund in accordance with the terms of the Contracts, provided that the Company has given at least forty-five (45) days prior written notice to the Distributor of the date of substitution; or

(j)
termination by the Distributor, by written notice to the Company, if the Distributor shall reasonably determine in good faith that shares of the Funds are not being offered in conformity with the terms of this Agreement; or

(k)
At any time with respect only to an applicable Fund(s), upon Distributor’s election, if Distributor determines that liquidation of the Funds is in the best interest of the Funds and its (their) beneficial owners.  Reasonable advance notice (which shall be no less than sixty (60) days) of election to liquidate shall be furnished by Distributor to permit the substitution of Funds shares with the shares of another investment company; or

(l)	Upon assignment of this Agreement by any party, unless made with the written consent of all other parties hereto; or

(m)
At the option of any party to this Agreement, upon thirty (30) days written notice to the other parties that another party is in material breach of any provision of this Agreement, unless the party in breach cures the breach to the reasonable satisfaction of the party alleging the breach, within the notice period.

9.2. Notwithstanding any termination of this Agreement, the Distributor shall, at the option of the Company, continue to make available additional shares of the Funds pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless the Company seeks an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Funds.  Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Funds, redeem investments in the Funds and/or invest in the Funds upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Company).

9.3. Notwithstanding any termination of this Agreement, each party's obligation under Article VII to indemnify the other parties shall survive.

ARTICLE X.    Anti-Money Laundering.

Company shall during the term of this Agreement comply with all laws, rules and regulations applicable to it in connection with the performance of its obligations under this Agreement or applicable to the performance of its business, including, but not limited to, the requirements of the USA Patriot Act of 2001 (the “AML Act”) and related laws, rules and regulations.

ARTICLE XI.  Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Company:	Security Benefit Life Insurance Company Attention General Counsel One Security Benefit Place Topeka, Kansas 66636 - 0001

If to Distributor:	Ivy Funds Distributor, Inc. Attention: Contracts Department 6300 Lamar Avenue Shawnee Mission, KS 66202

ARTICLE XII.  Miscellaneous

11.1. Subject to the requirements of legal process and regulatory authority, the Distributor shall treat as confidential the names and addresses of the owners of the Contracts.   Each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such information without the express written consent of the affected party until such time as such information has come into the public domain.  Each party acknowledges that any breach of the provisions in this

Section would result in immediate and irreparable harm to the other party for which there would be no adequate remedy at law and agree that in the event of such a breach, the other party will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

11.2. To the extent one or more third parties are engaged by Company to offer the Contracts and/or perform services that Company is responsible for under this Agreement (such parties include, but arenot limited to, affiliates of Company) (“Agents”), Company shall determine thateach such Agent is capable of performing such services, shall take measures as may be necessary to ensure that Agents perform such services in accordance with the requirements of this Agreement and applicable law and shall bear full responsibility for, and assume all liability for (including any obligation for indemnification as provided in Article VII hereof), the actions and inactions of such Agents as if such services had been provided by Company

11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

11.6. Each party hereto shall cooperate with the other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.  Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Kansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the Kansas insurance laws and regulations and any other applicable law or regulations.

11.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.7           This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

11.8.           The parties agree to maintain reasonable errors and omissions insurance coverage commensurate with each party’s respective responsibilities under this Agreement.

11.9           Amendment and Waiver.  Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

Security Benefit Life Insurance Company	By its authorized officer
By:___________________
Title:__________________
Date:__________________

Ivy Funds Distributor, Inc.	By its authorized officer
By:____________________
Title:___________________
Date:___________________

 Schedule A

Accounts – All accounts of the Company, including without limitation:

SBL Variable Annuity Account XIV

Additionally, the “Accounts” will include any new Account created subsequent to the date hereof.

Contracts –

Security Benefit Advisor Variable Annuity
NEA Valuebuilder Variable Annuity
AEA Valuebuilder Variable Annuity
Retirement Income Director Variable Annuity

Additionally, the “Contracts” will include any new Contract created subsequent to the date hereof.

Funds and Series

Ivy Funds

Additionally, the “Funds” will include any new series of the Trust created subsequent to the date hereof.

Share Class –

A share class

Additionally, a permitted share class of a Fund will include any share class created subsequent to the date hereof.

SCHEDULE B

EXPENSES

The Distributor and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below.  The term “Current” is defined as an existing Contract owner with value allocated to one or more Funds.  The term “Prospective” is defined as a potential new Contract owner.

Item	Function	Party Responsible for Expense
Fund Prospectus	Printing	Current – Company Prospective - Company
	Distribution (including postage)	Company
Fund Prospectus and SAI Supplements	Printing	Company
	Distribution (including postage)	Company
Fund SAI	Printing	Company
	Distribution (including postage)	Company
Proxy Material for Fund	Printing, Distribution to Current (including postage), tabulation, solicitation	Distributor
Fund Annual & Semi-Annual Report	Printing and Distribution (including postage)	Distributor (Company may choose to do the printing at Fund’s expense, upon written approval from Distributor)
Contract Prospectus	Printing and Distribution (including postage)	Company
Contract Prospectus and SAI Supplements	Printing and Distribution (including postage)	Company
Contract SAI	Printing and Distribution (including postage)	Company
Other communication to Prospective and Current	Printing and Distribution (including postage)	If Required by Law or Fund – Distributor If Required by Company - Company
Operations of the Fund
All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of a Fund, and expenses paid or assumed by a Fund pursuant to any Rule 12b-1 plan
Fund

Item	Function	Party Responsible for Expense
Operations of the Accounts	Federal registration of units of separate account (24f-2 fees)	Company

SCHEDULE C

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

1.	For purposes of this Schedule C, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

2.
The Distributor shall provide the Company with copies of the Summary Prospectuses and any supplements thereto in the same manner and at the same times as the Agreement requires that the Distributor provide the Company with Statutory Prospectuses.

3.
The Distributor represents and warrants that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Trust and its Funds.  The Distributor further represents and warrants that it has appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.

4.
The Distributor agrees that the URL indicated on each Summary Prospectus will lead Contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Fund documents required to be posted in compliance with Rule 498.  The Distributor shall promptly notify the Company of any unexpected interruptions in availability of this web page if such interruption lasts for longer than forty-eight (48) hours.

5.
The Distributor represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(i) involving Contract owner requests for additional Fund documents made directly to the Distributor, or one of its affiliates.  The Distributor further represents and warrants that any information obtained about Contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents.

6.	The Company represents and warrants that it will respond to requests for additional Fund documents made by Contract owners directly to the Company or one of its affiliates.

7.	The Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

8.
At the Company’s request, the Distributor will provide the Company with URLs to the current Fund documents for use with Company’s electronic delivery of Fund documents or on the Company’s website.  The Distributor will be responsible for ensuring the integrity of the URLs and for maintaining the Fund’s current documents on the site to which such URLs originally navigate to.

9.
If a Fund determines that it will end its use of the Summary Prospectus delivery option, the Distributor will provide the Company with at least sixty (60) days’ advance notice of its intent so that the Company can arrange to deliver a Statutory Prospectus in place of a Summary Prospectus.  In order to comply with Rule 498(e)(1), the Distributor shall continue to maintain the Funds’ website in compliance with the requirements of this Agreement and Rule 498 for a minimum of ninety (90) days after the termination of any such notice period.

10.	The parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Schedule C as applicable.

11.
The parties agree that the Company is not required to distribute Summary Prospectuses to its Contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company.  The Company agrees that it will give the Distributor sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus.